SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a -6(e)
    (2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                        SWISS ARMY BRANDS , INC.
                            (Name of Registrant as Specified in Its Charter)



        (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
                                                              N/A

     (2) Aggregate number of securities to which transaction apples:
                                                              N/A

     (3) Per unit or other underlying value of transactions computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.
                                                              N/A

     (4) Proposed maximum aggregate value of transaction:
                                                              N/A

     (5) Total fee paid:
                                                              N/A

                             SWISS ARMY BRANDS, INC.
                               ONE RESEARCH DRIVE
                           SHELTON, CONNECTICUT 06484


                                                                April 10, 1999

Dear Fellow Shareholder:

You are cordially invited to attend your Company's 1999 Annual Meeting of Shareholders to be held at the Swiss Army Brands, Inc. Distribution Center, 65 Trap Falls Road, Shelton, Connecticut at 10:30 a.m. (local time) on Thursday, May 13, 1999. We hope you will be able to attend and participate.

The Notice of Annual Meeting and Proxy Statement which follow fully describe the formal business to be transacted at the annual meeting, which includes the election of directors of the Company. Accordingly, we urge you to review the accompanying materials carefully. Directors and officers of the Company will be present to host the annual meeting and to respond to any questions from our shareholders.

Your interest in Swiss Army Brands, Inc. as demonstrated by the representation of your shares at our annual meeting is a great source of strength for our company. Your vote is very important to us and, accordingly, we ask that you sign, date and return the enclosed proxy as soon as conveniently possible whether or not you plan to attend. This will ensure that your shares will be represented at the meeting, and it will not limit your right to revoke your proxy in the manner described in the accompanying Proxy Statement or to attend the annual meeting and vote personally should you so choose.

The directors, officers and employees of Swiss Army Brands, Inc. look forward to seeing you at the meeting.

Sincerely,




Peter W. Gilson                                             J. Merrick Taggart
Chairman of the Board                                       President and Chief
                                                            Executive Officer

                             Swiss Army Brands, Inc.
                               One Research Drive
                           Shelton, Connecticut 06484

                                 _______________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 13, 1999
                                 _______________

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Swiss Army Brands, Inc. (the "Company") will be held on May 13, 1999 at 10:30 a.m. (local time) at the Company's Distribution Center, 65 Trap Falls Road, Shelton, Connecticut 06484 for the following purposes:

     (1) To elect fourteen members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

     (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed March 30, 1999 as the record date for the determination of the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof, and only stockholders of record at the close of business on that date are entitled to notice of and to vote at such meeting.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 is enclosed herewith.

                                          By Order of the Board of Directors.


                                          THOMAS M. LUPINSKI, as Secretary

Dated:   Shelton, Connecticut
         April 10, 1999






                             YOUR VOTE IS IMPORTANT

TO ENSURE A QUORUM, PLEASE COMPLETE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOUR PROXY WILL BE RETURNED TO YOU AT THE MEETING UPON REQUEST TO THE SECRETARY OF THE MEETING.

                     S W I S S A R M Y B R A N D S , I N C .

                               One Research Drive
                           Shelton, Connecticut 06484



                           P R O X Y S T A T E M E N T



     This Proxy Statement and accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Swiss Army Brands, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held on May 13, 1999, at 10:30 a.m. (local time) at the Company's Distribution Center at 65 Trap Falls Road, Shelton, Connecticut, or any adjournment thereof (the "Meeting"). Copies of this Proxy Statement, the attached Notice of Annual Meeting of Shareholders, and the enclosed form of proxy were first mailed to the Company's shareholders on or about April 11, 1999.

     A proxy in the accompanying form, which is properly executed, duly returned to the Board of Directors and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Meeting, the proxy will vote the shares represented thereby FOR the nominees for Directors set forth below, and in accordance with his best judgment on any other matters which may properly come before the Meeting. The Board of Directors currently knows of no other business that will be presented for consideration at the Meeting. Each shareholder who has executed a proxy and returned it to the Board of Directors may revoke the proxy by notice in writing to the Secretary of the Company, or by attending the Meeting in person and requesting the return of the proxy, in either case at any time prior to the voting of the proxy. Presence at the Meeting does not itself revoke the proxy. The cost of the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by the use of the mails, management and regularly engaged employees of the Company may, without additional compensation therefor, solicit proxies on behalf of the Company by personal interviews, telephone, telegraph or other means, as appropriate. The Company may also engage a proxy-soliciting firm to solicit proxies, although the Company has no current plans to do so. The Company will, upon request, reimburse brokers and others who are only record holders of the Company's Common Stock, for their reasonable expenses in forwarding proxy material to, and obtaining voting instructions from, the beneficial owners of such stock.

     The close of business on March 30, 1999, has been fixed as the record date (the "Record Date") for determining the shareholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 7,851,510 shares of Common Stock issued and outstanding and entitled to vote.

     Each share of Common Stock entitles the holder thereof to one vote. A majority of the shares of Common Stock issued and outstanding constitutes a quorum. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. The affirmative votes of holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Meeting will be necessary for the election of Directors. Thus, abstentions and broker non-votes will not be included in the vote total in the election of Directors and will have no effect on the outcome of the vote. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding beneficial ownership of the Common Stock on March 30, 1999, by each person or group known by the Company to own beneficially 5% or more of the outstanding Common Stock. Except as otherwise noted, each person listed below has sole voting and investment power with respect to the shares listed next to his or its name.

                                     Number of
Name of Beneficial Owner              Shares                    Percent owned 1

Louis Marx, Jr.
667 Madison Avenue
New York, NY  10021                  3,141,922 2                        37.6%

Brae Group, Inc.
15710 John F. Kennedy Blvd.
Houston, TX  77032                   3,117,900 3                        37.3%

Victorinox A.G.
CH-6438
Ibach-Schwyz
Switzerland                          2,152,700                          27.4%

David L. Babson & Co., Inc.
One Memorial Drive
Cambridge, MA 02142                    538,100 4                         6.9%

Dimensional Fund Advisors, Inc.
1299 Ocean Avenue
Santa Monica, CA 90401                 480,724 5                         6.1%



     1 Based on 7,851,510, shares of Common Stock outstanding, not including 1,006,708, shares held as Treasury stock. Treated as outstanding for the purposes of computing percentage ownership of each holder are 1,291,000 shares issuable to such holder upon exercise of options and warrants.

     2 Consists of 19,730 shares held directly by Mr. Marx, 4,292 shares held by a trust for the benefit of Mr. Marx, 2,617,900 shares held by Brae Group, Inc., which corporation Mr. Marx may be deemed to control, and 500,000 shares issuable upon the exercise of a stock option held by Brae Group, Inc.

     3 Includes 500,000 shares issuable upon the exercise of a stock option held by Brae Group, Inc.

     4 According to a Schedule 13G dated February 1, 1999, consists of shares which David L. Babson & Co., Inc. beneficially owns by virtue of serving as investment advisor.

     5 According to a Schedule 13G dated February 12, 1999, consists of shares as to which Dimensional Fund Advisors, Inc. shares power of disposition by virtue of serving as investment advisor to its clients.

The following table sets forth certain information concerning the beneficial ownership of Common Stock on March 30, 1999, by each Director, each officer named in the Summary Compensation Table herein and by all Directors and officers of the Company as a group.


                                   Number of
Name                                Shares            Percent of Class 1

J. Merrick Taggart                  148,250 2              1.9%
Harry R. Thompson                    43,750 3                *
Michael J. Belleveau                 35,725 4                *
Jerald J. Rinder                     15,625 5                *
A. Clinton Allen                     36,000 6                *
Clarke H. Bailey                     28,000 7                *
Thomas A. Barron                     85,000 8              1.1%
Vincent D. Farrell, Jr.              40,000 9                *
Herbert M. Friedman                  15,868 10               *
Peter W. Gilson                     171,250 11             2.1%
Keith R. Lively                       1,000                  *
Louis Marx, Jr.                   3,141,922 12            37.6%
Robert S. Prather                    45,823                  *
Stanley R. Rawn, Jr.                142,711 13             1.8%
Eric M. Reynolds                     26,000 14               *
John Spencer                          1,000                  *
John V. Tunney                        1,000                  *
All officers and directors        4,104,261 15            44.9%
  as a group (23 persons)

*Less than 1% of the Class.






     1 Based on 7,851,510 shares of Common Stock outstanding, not including 1,006,708 shares held as Treasury Stock. Treated as outstanding for the purpose of computing the percentage ownership of each director and of all directors and officers as a group are 1,291,000 shares issuable to such individuals upon exercise of options and warrants.

     2 Includes 97,000 shares of Common Stock issuable upon exercise of warrants held by Mr. Taggart and 47,500 shares of Common Stock issuable upon exercise of Options held by Mr. Taggart.

     3 Consists of 43,750 shares of Common Stock issuable upon exercise of Options held by Mr. Thompson.

     4 Includes 35,000 shares of Common Stock issuable upon exercise of Options held by Mr. Belleveau.

     5 Includes 15,000 shares of Common Stock issuable upon exercise of Options held by Mr. Rinder.

     6 Includes 35,000 shares of Common Stock issuable upon exercise of Options held by Mr. Allen.

     7 Includes 25,000 shares of Common Stock issuable upon exercise of Options held by Mr. Bailey.

     8 Includes 50,000 shares of Common Stock issuable upon exercise of Options held by Mr. Barron.

     9 Includes 35,000 shares of Common Stock issuable upon exercise of Options held by Mr. Farrell. Excludes shares beneficially owned by Spears, Benzak, a general partnership in which Mr. Farrell has a 22% interest.

     10 Includes 12,500 shares of Common Stock issuable upon exercise of Options held by Mr. Friedman.

     11 Includes 170,250 shares of Common Stock issuable upon exercise of options held by Mr. Gilson.

     12 Consists of 19,730 shares of Common Stock held directly by Mr. Marx, 4,292 shares held by a trust for the benefit of Mr. Marx, 2,617,900 shares held by Brae Group, Inc., which corporation Mr. Marx may be deemed to control, and 500,000 shares issuable upon exercise of options held by Brae Group, Inc.

     13 Includes 100,000 shares of Common Stock issuable upon exercise of Options held by Mr. Rawn.

     14 Includes 25,000 shares of Common Stock issuable upon exercise of Options held by Mr. Reynolds.

     15 Includes 1,194,000 shares of Common Stock issuable to directors and officers upon exercise of Options and 97,000 shares of Common Stock issuable upon exercise of warrants.




                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     At the meeting, fourteen Directors of the Company are to be elected by the stockholders, to hold office until the next Annual Meeting of Stockholders of the Company to be held in 2000, and until their successors shall have been duly elected and qualified.

     The nominees of the Board of Directors for election as Directors are Mr. A. Clinton Allen, Mr. Clarke H. Bailey, Mr. Thomas A. Barron, Mr. Vincent D. Farrell, Jr., Herbert M. Friedman, Esq., Mr. Peter W. Gilson, Mr. Keith R. Lively, Mr. Louis Marx, Jr., Mr. Robert S. Prather, Jr., Mr. Stanley R. Rawn, Jr., Mr. Eric M. Reynolds, Dr. John Spencer, Mr. J. Merrick Taggart and Mr. John
V. Tunney. All of the nominees are Directors elected at the 1998 Annual Meeting of Stockholders, except for Mr. Robert S. Prather, Jr., who became a Director in August 1998. If, for any reason not presently known, any of said nominees is not available for election, it is intended that the Proxies will be voted for such substitute nominees as the Board of Directors may designate unless the Board of Directors reduces the number of directors. The Directors are to be elected by a vote of the holders of a plurality of the shares of Common Stock entitled to vote and present in person or represented by proxy at the meeting.

     The following table sets forth the names and ages of each Director, each nominee for Director, and each of the executive officers of the Company, the period during which each person has served as a Director or officer of the Company, and the positions and offices with the Company held by each such person.


                                                                            Director
                                                                             and/or
Name                      Age      Position(s)                            Officer Since
----                      ---      -----------                            -------------
J. Merrick Taggart        48       President, Chief Executive Officer and
                                   Director 1                                   1995
Peter W. Gilson           59       Chairman of the Board, Chairman
                                   of the Executive Committee and
                                   Director 2                                   1994
Louis Marx, Jr.           67       Chairman of the Management
                                   Committee and Director 3                     1990
Stanley R. Rawn, Jr.      71       Senior Managing Director
                                   and Director 4                               1990
Herbert M. Friedman       67       Vice President and General Counsel
                                   and Director 5                               1981
Harry R. Thompson         69       Managing Director                            1994
Michael J. Belleveau      42       Senior Vice President and
                                   Group Division Head                          1994
Thomas M. Lupinski        46       Senior Vice President, Chief
                                   Financial Officer, Secretary
                                   and Treasurer                                1986
A. Jeffrey Turner         41       Senior Vice President - Marketing
                                   and Product Development                 Nov. 1998
James R. Cary             48       Vice President - Operations             Nov. 1998
Marc A. Gold              33       Vice President and Controller           Nov. 1998
Jerald J. Rinder          52       Vice President and
                                   General Manager - Retail Division            1996
Douglas M. Rumbough       42       Vice President and
                                   General Manager - Corporate
                                   Markets Division                             1992
Robert L. Topazio         50       Vice President and General Manager -
                                   R.H. Forschner Division                      1996
A. Clinton Allen          55       Director 6                                   1993
Clarke H. Bailey          44       Director 7                                   1997
Thomas A. Barron          47       Director                                     1983
Vincent D. Farrell, Jr.   52       Director 8                                   1992
Keith R. Lively           47       Director 9                                   1994
Robert S. Prather, Jr.    54       Director                               Aug.  1998
Eric M. Reynolds          46       Director                                     1994
John Spencer              69       Director 10                                  1990
John V. Tunney            64       Director 11                                  1992



1. Mr. Taggart is a member of the Company's Executive Committee, Management Committee and Foreign Exchange Committee.

2.Mr. Gilson is Chairman of the Board, Chairman of the Executive Committee and a member of the Nominating Committee.

3.Mr. Marx is Chairman of the Company's Management Committee and Nominating Committee and a member of the Company's Executive Committee and Foreign Exchange Committee.

4. Mr. Rawn is a member of the Company's Executive Committee, Management Committee and Nominating Committee.

5. Mr. Friedman is a member of the Company's Executive Committee, Audit Committee and Nominating Committee.

6.Mr. Allen is Chairman of the Company's Stock Option and Compensation Committee and a member of the Executive Committee.

7.Mr. Bailey is a member of the Company's Executive Committee.

8.Mr. Farrell is Chairman of the Company's Audit Committee and a member of the Executive Committee and Foreign Exchange Committee.

9.Mr.  Lively  is a  member  of the  Company's  Stock  Option  and  Compensation
Committee.

10. Mr. Spencer is a member of the Company's Audit Committee and Stock Option and Compensation Committee.

11. Mr. Tunney is a member of the Company's Stock Option and Compensation Committee.


                            Biographical Information
                            ------------------------

     J. Merrick Taggart, President, Chief Executive Officer and Director of the Company, was elected Chief Executive Officer on February 18, 1999 and President on December 13, 1995. From 1993 to November 1995 Mr. Taggart was President of Duofold, Inc, a sports apparel company, and Pringle of Scotland U.S.A., an apparel company. From 1990 to November 1992 Mr. Taggart was President of O'Brien International, a manufacturer and marketer of water sports equipment. Prior to that Mr. Taggart was Senior Vice President of Product Development for the Timberland Company, a footwear and apparel company. Mr. Taggart is also a director of SWWT, Inc. ("SWWT"), a holding company formerly in the business of manufacturing and marketing portable water filtration systems.

     Peter W.  Gilson,  Chairman  of the Board  and  Chairman  of the  Executive
Committee and a Director of the Company, also served as President and Chief Executive Officer of Physician Support Systems, Inc., a company specializing in the management of physicians' health care practices, from 1991 through January 1998. From 1989 to the present, Mr. Gilson has also served as President and Chief Executive Officer of the Warrington Group, Inc., a manufacturer of safety products which was previously a division of The Timberland Company. From 1987 to 1988, Mr. Gilson served as Chief Operating Officer of The Timberland Company, a manufacturer of footwear and outdoor clothing. From 1978 to 1986, he served as President of the Goretex Fabrics Division of W.L. Gore Associates. Mr. Gilson is also Chairman of the Board and a director of SWWT and Glenayre Technologies, Inc. ("Glenayre Technologies"), a paging and messaging infrastructure technology firm.

     Louis Marx, Jr., Chairman of the Management Committee and a Director of the Company, has been associated with the Company for over 20 years and has played the key role in helping to guide its affairs during that entire period. Through discussions with the Chief Executive Officer of Victorinox Cutlery Company ("Victorinox"), the Company's principal supplier, he and Mr. Rawn were responsible for the Company obtaining exclusive U.S. distribution rights for Victorinox products and later, together with Mr. Rawn, he negotiated the expansion of the Company's distribution rights to include Canada, Bermuda and the Caribbean and also obtained for the Company exclusive distribution rights to the Victorinox Watch. In a prior year he and Mr. Rawn played an important part in negotiating, on behalf of the Company, the settlement of potentially expensive litigation, and more recently, Mr. Marx has played an active role in the Company's investment policy and, together with the Company's advisors, has successfully managed the Company's currency hedging program. Mr. Marx has been a venture capital investor for more than thirty years. Mr. Marx, together with his close business associates, have been founders or substantial investors in such companies as Pan Ocean Oil Corporation, Donaldson, Lufkin & Jenrette, Bridger Petroleum Corporation Ltd., Questor Corporation, Environmental Testing and Certification Corporation, Garnet Resources Corporation, The Prospect Group, Inc. and Noel Group, Inc. ("Noel"), a publicly held company which prior to its adoption in 1996 of a Plan of Complete Liquidation and Dissolution, conducted its principal operations through small and medium sized operating companies in which it holds controlling interests. Mr. Marx served as a director of The Prospect Group, Inc., a company which, prior to its adoption in 1990 of a Plan of Complete Liquidation and Dissolution, conducted its major operations through subsidiaries acquired in leveraged buyout transactions ("Prospect"), from February 1986, and as Chairman of Prospect's Asset Committee from October 1988, until January 1990. Mr. Marx serves as a trustee of the New York University Medical Center and Middlebury College and as Chairman of the Madison Avenue Fund for Children. Mr. Marx is also Co-Chairman and a director of Hudson River Capital LLC, a private equity firm specializing in middle market acquisitions, recapitalizations and expansion capital investments ("Hudson River"), a Co-Chairman, director and consultant of Victory Ventures LLC, a private equity firm specializing in small market venture capital investments ("Victory Ventures"), and the Chairman, President and controlling stockholder of Brae Capital Corporation, a venture capital firm. He is President and a director of Victorinox-Swiss Army Knife Foundation, a non-profit corporation formed by the Company for charitable purposes including the improvement of the welfare of underprivileged children.

     Stanley R. Rawn, Jr., Senior Managing Director and a Director of the Company, actively participates with Messrs. Marx and Taggart in furthering the relationship between the Company and Victorinox as well as in coordinating management strategies. He has also played an important part in obtaining and expanding the Company's exclusive distribution rights covering Victorinox products. Mr. Rawn was Chairman and Chief Executive Officer and a director of Adobe Resources Corporation, an oil and gas exploration and production company from November, 1985 until the merger of that company in May, 1992. Mr. Rawn is also the Chief Executive Officer and a director of Noel; a director of Hudson River, Victory Ventures, Career Blazers, Inc., a temporary help corporation, and Victorinox - Swiss Army Knife Foundation; and a Trustee of the California Institute of Technology.

     Herbert M. Friedman, has served as Vice President and General Counsel of the Company since May 1998 and is also a Director of the Company. Mr. Friedman was partner in the law firm of Zimet, Haines, Friedman & Kaplan until April 1998, where he had been a member since 1967. Mr. Friedman is also a director of Noel, Hudson River, Victory Ventures, Connectivity Technologies, Victorinox - Swiss Army Knife Foundation and Carlyle Industries, Inc.

     Harry R. Thompson, Managing Director of the Company was appointed Managing Director in December 1994. From 1987 to 1995, Mr. Thompson was president of The Strategy Group, a business and marketing consulting firm. Mr. Thompson had previously served as a director of the Company from June 1987 to June 1991, and as Chairman of the Company's Board of Directors from January 1990 to October 1990 and served in senior executive capacities with the Interpublic Group of Companies, Inc., a leading marketing and communications organization. Mr. Thompson currently serves as a director of Amnex, Inc., a telecommunications company, and Schwin/GT Corp. a designer, marketer and manufacturer of bicycle equipment.

     Michael J. Belleveau, Senior Vice President and Group Division Head, has been a Vice President of for more than five years and was promoted to Senior Vice President and Group Division Head in 1998. Mr. Belleveau has served the Company in various positions since 1991. Prior to that Mr. Belleveau was a regional sales manager for Cartier, Inc., a manufacturer and marketer of watches and luxury goods.

     Thomas M. Lupinski, Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company, has been a Senior Vice President of the Company for more than five years. Prior to joining the Company, Mr. Lupinski was Finance Manager for the Revlon Health Care Group from 1982 to 1986 and was with Arthur Andersen & Co., from 1976 through 1982.

     A. Jeffrey Turner, Senior Vice President- Marketing and Product Development was elected to the office of Senior Vice President - Marketing and Product Development in November 1998. Mr. Turner had served as Vice President of Marketing for the company from March 1997. From 1995 through 1997, Mr. Turner was Executive Vice President of Silhouette Optical Limited and from 1991 through 1995 he was General Manager/Eyewear Division of Nikon, Inc.

     James R. Cary, Vice President - Operations, was elected to the office of Vice President of Operations in November 1998. Mr. Cary had served as Director of Sales Administration for the Company from May 1996 through November 1998. From 1994 through 1996, Mr. Cary served as Vice President of Sales Administration for Duofold, Inc. From May 1994 through September 1994, Mr. Cary was an independent consultant and from 1991 through 1994 he was a General Manager with Johnson Camping.

     Marc A. Gold, Vice President and Controller, was elected to the office of Vice President and Controller in November 1998. Mr. Gold has served the Company as Controller from February 1997. Prior to that Mr. Gold was with Arthur Andersen LLP from 1987 to January 1997 and served as an Audit Manager.

     Jerald J. Rinder, Vice President and General Manager - Retail Division, was elected to the office of Vice President in February 1996. From 1994 through 1995 Mr. Rinder was Executive Vice President of Pringle of Scotland USA, an apparel company. From 1993 to 1994 Mr. Rinder was Vice President - Sales/Marketing of Walkover Shoe Co. and from 1991 through 1993 was Vice President - Sales of Stride Rite Corp.

     Douglas M. Rumbough, Vice President and General Manager - Corporate Markets Division, was elected to the office of Vice President in 1992. Mr. Rumbough has served the Company in various positions since 1981.

     Robert L. Topazio, Vice President and General Manager - R.H. Forschner Division, was elected to the office of Vice President in February 1996. Mr. Topazio has served the Company in various positions since September 1992. From 1991 to 1993 Mr. Topazio was Vice President of Cuisine de France, Ltd., a marketer of consumer cutlery which was purchased by the Company in 1992. Prior to that Mr. Topazio was National Sales Manager for J.A. Henckels.

     A. Clinton Allen, a Director of the Company, is Chairman of A. C. Allen & Co., a Massachusetts based consulting firm. Mr. Allen also serves as Vice Chairman and a director of Psychemedics Corporation, a company that provides testing services for the detection of abused substances through an analysis of hair samples, DeWolfe Companies, Inc., a real estate company, Response U.S.A., a company in the home alarm business, DCRI, a temporary staffing company, Image Guided Technologies, a manufacturer of surgical equipment, and The Legal Club of America, a company which provides legal services.

     Clarke H. Bailey was elected a director of the Company in January 1997. He served as Chief Executive Officer and a director of Glenayre Technologies from December 1990 until March 1994 and as its Vice-Chairman of the Board from November 1992 to July 1996. In March 1994, Mr. Bailey was named Chairman of the Executive Committee of the Board of Glenayre Technologies, and he relinquished the title of Chief Executive Officer and served as Chairman of the Executive Committee until September 1998. Since February 1995, Mr. Bailey has served as Co-Chairman of the Board and a director of Hudson River. He is also currently Chairman, Chief Executive Officer and Director of National Fulfillment, Inc., a provider of integrated marketing services, Chairman of the Executive Committee and a director of Connectivity Technologies, Inc., an acquisition company with interests in the wire and cable industry, a director of Iron Mountain Incorporated, and a director of SWWT. He served as Chairman, Chief Executive Officer and a director of Arcus Group Inc., the leading national provider of secure off-site computer data storage and related disaster recovery services as well as information technology staffing solutions, from February 1995 to January 1998.

     Thomas A. Barron, a Director of the Company, is an author and has been Chairman of Evergreen Management Corp., a private investment firm since January, 1990. From November, 1983 through November 1989, Mr. Barron was President and Chief Operating Officer and a director of Prospect. From 1988 through January, 1990, Mr. Barron served as Chairman of the Board of the Company. Mr. Barron also serves as a director of SWWT. Mr. Barron has served as a Trustee of Princeton University.

     Vincent D. Farrell, Jr., a Director of the Company, has been a Managing Director of the investment management firm of Spears, Benzak, Salomon & Farrell, Inc., ("Spears, Benzak") since 1982. Mr. Farrell is also a director of HealthPlan Services Corporation, a provider of marketing and administrative services for health and benefit programs.

     Keith R. Lively, a Director of the Company is a private investor. From January 1995 through December, 1995, he was a consultant to the Company. From 1988 through September 1994, Mr. Lively was the President, Chief Executive Officer and a Director of The Famous Amos Chocolate Chip Cookie Corporation. From September 1992 through September 1994, Mr. Lively was also Senior Vice President, a member of the Executive Committee and a Director of President Baking Company, which purchased The Famous Amos Chocolate Cookie Corporation in September 1992.

     Robert S. Prather, Jr., a Director of the Company, has served as President and Chief Executive Officer of Bull Run Corporation since 1990. Mr. Prather also serves as a director of Gray Communications, Inc., a company in the television broadcasting business, Host Communications, Inc., a company in the collegiate marketing and publishing ventures, Morgan Group, Inc., and Victory Ventures, LLC.

     Eric M. Reynolds, a Director of the Company, is a private investor and was President, Chief Executive Officer and a director of SWWT, from January 1993 to February 1998. Previously, from 1987 through 1990, Mr. Reynolds served as a marketing consultant to various companies including W.L. Gore & Associates and Marmot Mountain Works, Ltd., a company founded by Mr. Reynolds in 1974 that is in the business of designing, manufacturing and marketing mountaineering, backpacking and ski outerwear products.

     John Spencer, a Director of the Company, held the African Studies Professorship at Middlebury College where was a member of the faculty from 1974 to 1998. He also served as Dean of Middlebury College and Chairman of its History Department. Dr. Spencer is co-Vice-Chairman of the Africa American Institute, and a Trustee of the Cape of Good Hope Foundation, the Institute of Current World Affairs, and Middlebury College and a director of Victorinox - Swiss Army Knife Foundation.

     John V. Tunney, a Director of the Company, is currently Chairman of the Board of Cloverleaf Group, Inc., a general partner of Sun Valley Ventures, a partnership engaged in venture capital and leveraged buyout activities and a consultant to Trace International, Inc. an investment firm. From 1971 to 1977 Mr. Tunney served as a United States Senator from the state of California and as a Member of the United States House of Representatives from 1965 to 1971. Mr. Tunney is also a director of Illinois Central Corporation, Illinois Central Railroad Company, and Foamex International, Inc., a foam manufacturer.


Compliance with Section 16(a) of the Securities Exchange Act of 1934
--------------------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, except for late filings for a purchase transaction effected by Mr. A. Clinton Allen in 1998 and a purchase transaction effected by Mr. John V. Tunney in 1998, all filing requirements applicable to the Company's officers, directors, and greater than ten-percent beneficial owners were complied with.

     Directors held three meetings. All of the directors attended at least 75% During the fiscal year ended December 31, 1998, the Board of Directors held three meetings. All of the directors attended at least 75% of the total of the meetings of the Board of Directors and the committees of which they were members.


                      Committees of the Board of Directors
                      ------------------------------------

     The Board of Directors has created the Audit Committee, Nominating Committee and Stock Option and Compensation Committee, each of which is described below.

     Audit Committee. The Audit Committee, consisting of Messrs. Vincent D. Farrell, Jr. (Chairman), Herbert M. Friedman and John Spencer, is charged with the duties of recommending to the Board of Directors the appointment of independent public accountants, reviewing the scope of the audit and auditing fees, meeting periodically with the independent public accountants and certain officers of the Company to insure the adequacy of internal controls and reporting, reviewing consolidated financial statements, examining audit reports and performing any other duties or functions deemed appropriate by the Board. The Audit Committee held one meeting during the fiscal year ended December 31, 1998.

     Nominating Committee. The Nominating Committee, consisting of Messrs. Louis Marx, Jr. (Chairman), Herbert M. Friedman, Peter W. Gilson, and Stanley R. Rawn, Jr., has all of the power of the Board of Directors in respect of the nomination of directors for submission to a vote of the stockholders and in respect of the fixing of the time, place and record date of the Annual Meeting of Stockholders, as well as all other matters relating to the Annual Meeting of Stockholders. The Nominating Committee did not meet during the fiscal year ended December 31, 1998. While the Nominating Committee has no stated procedures for the submission of nominees by the Company's stockholders, the committee will consider such recommendations on an informal basis.

     Stock Option and Compensation Committee. The Stock Option and Compensation Committee, consisting of Messrs. A. Clinton Allen (Chairman), Keith R. Lively, John Spencer and John V. Tunney, has all the power of the Board of Directors to grant options and to exercise all other powers under and pursuant to the Company's Stock Option Plans and to take all action in respect of the approval of the compensation and bonuses paid by the Company. The Stock Option and Compensation Committee held one meeting during the fiscal year ended December 31, 1998.

                             MANAGEMENT COMPENSATION

                           Summary Compensation Table

     The Summary Compensation Table below sets forth individual compensation information of the President and the four other most highly paid executive officers of the Company for services rendered in all capacities during the fiscal years ended December 31, 1998, 1997 and 1996.


                                                 Annual Compensation                   Long-Term Compensation
                                                                                        Awards            Payouts
 (a)                        (b)        (c)         (d)          (e)           (f)          (g)         (h)          (i)
                                                               Other
                                                               Annual     Restricted                             All Other
Name and                                                       Compen-       Stock      Options/      LTIP        Compen-
Principal Position          Year      Salary       Bonus       Sation        Award        SARS       Payouts      sation
------------------          ----      ------       -----       ------     ----------    --------     -------     ----------

J. Merrick Taggart          1998     $300,000     $30,000         -         $26,250 1     70,000        -         $5,000 2
President and Chief         1997     $300,000        -            -            -            -           -         $4,750 3
Executive Officer           1996     $250,000     $40,000      $50,809 4       -          40,000        -         $3,353 5

Peter W. Gilson             1998     $210,000        -            -            -          25,000        -            -
Chairman of the Board       1997     $210,000        -            -            -            -           -            -
                            1996     $200,000        -            -            -          20,000        -            -

Harry R. Thompson           1998     $210,000      $8,000         -            -            -           -         $4,200 6
Managing Director           1997     $210,000        -            -            -            -           -         $2,410 7
                            1996     $200,000     $20,000         -            -          25,000        -         $2,392 8

Michael J. Belleveau        1998     $176,667     $12,000         -         $21,875 9     30,000        -         $3,600 10
Senior Vice President and   1997     $160,000        -            -            -            -           -         $3,145 11
Group Division Head         1996     $150,000     $17,500         -            -          10,000        -         $2,740 12

Jerald J. Rinder            1998     $170,000     $27,000         -         $21,875 13    30,000        -         $3,400 14
Vice President - Retail     1997     $170,000     $15,000     $103,737 15      -            -           -         $2,779 16
Division                    1996     $153,546     $25,000      $44,797 17      -          10,000        -            -

     1 Consists of the dollar value of a restricted stock grant of 3,000 shares to Mr. Taggart. The dollar value of the award was calculated based upon the value of the stock on the date (September 16, 1998) of the grant. The restricted stock vests in four equal installments over three years starting with the grant date.

     2 Consists of $5,000 contributed by the Company to Mr. Taggart's account under the Company's 401K savings plan.

     3 Consists of $4,750 contributed by the Company to Mr. Taggart's account under the Company's 401K savings plan.

     4 Includes relocation benefits of $45,109.

     5 Consists of $3,353 contributed by the Company to Mr. Taggart's account under the Company's 401K savings plan.

     6 Consists of $4,200 contributed by the Company to Mr. Thompson's account under the Company's 401K savings plan.

     7 Consists of $2,410 contributed by the Company to Mr. Thompson's account under the Company's 401K savings plan.

     8 Consists of $2,392 contributed by the Company to Mr. Thompson's account under the Company's 401K savings plan.

     9 Consists of the dollar value of a restricted stock grant of 2,500 shares to Mr. Belleveau. The dollar value of the award was calculated based upon the value of the stock on the date (September 16, 1998) of the grant. The restricted stock vests in four equal installments over three years starting with the grant date.

     10 Consists of $3,600 contributed by the Company to Mr. Belleveau's account under the Company's 401K savings plan.

     11 Consists of $3,145 contributed by the Company to Mr. Belleveau's account under the Company's 401K savings plan.

     12 Consists of $2,740 contributed by the Company to Mr. Belleveau's account under the Company's 401K savings plan.

     13 Consists of the dollar value of a restricted stock grant of 2,500 shares to Mr. Rinder. The dollar value of the award was calculated based upon the value of the stock on the date (September 16, 1998) of the grant. The restricted stock vests in four equal installments over three years starting with the grant date.

     14 Consists of $3,400 contributed by the Company to Mr. Rinder's account under the Company's 401K savings.

     15 Includes relocation benefits of $102,297.

     16 Consists of $2,779 contributed by the Company to Mr. Rinder's account under the Company's 401K savings.

     17 Includes relocation benefits of $40,693.

                        Option Grants in Last Fiscal Year

     The following table sets forth, for each of the executive officers named in the Summary Compensation Table information regarding individual grants of options made in the last fiscal year, and their potential realizable values.

                                                                                             Potential Realizable
                                                                                             Value at Assumed
                                                                                             Annual Rates of Stock
                                                                                             Price Appreciation for
                           Individual Grants                                                 Option Term
--------------------------------------------------------------------------------        ---------------------------
   (a)                     (b)               (c)                (d)          (e)            (f)         (g)
                                         % of Total
                                      Options Granted      Exercise or
                         Options      To Employees in       Base Price    Expiration
Name                     Granted        Fiscal Year 1         ($/Sh)         Date          5% ($)     10% ($)
----                     -------      ----------------------------------------------       ------     --------


J. Merrick Taggart       70,000            12.6%              $8.75        9/16/2008      $385,198     $976,167
Peter W. Gilson          25,000             4.5%              10.125      11/12/2008      $159,185     $403,416
Harry R. Thompson         N/A               N/A                N/A            N/A           N/A           N/A
Michael J. Belleveau     30,000             5.4%               8.75        9/16/2008      $165,085     $418,357
Jerald J. Rinder         30,000             5.4%               8.75        9/16/2008      $165,085     $418,357


1 Based upon 555,000 options granted.


                    Option Exercises and Year-End Value Table

     The following table sets forth option exercise activity in the last fiscal year and fiscal year-end option values with respect to each of the executive officers named in the summary Compensation Table.

 Aggregated Options Exercises in Last Fiscal year, and FY - End Option/SAR Value
--------------------------------------------------------------------------------
(a)                        (b)               (c)            (d)                    (e)

                                                                                 Value of
                                                      Number of Unexercised     Unexercised
                                                          Options/SARs          In-the-Money
                                                           at FY-End #        Options/SARs at
                                                                                  FY-End($)

                    Shares Acquired on      Value          Exercisable/        Exercisable/
Name                   Exercise (#)       Realized ($)    Unexercisable       Unexercisable
----                ------------------    ------------    -------------       -------------
J. Merrick Taggart         -                 -            144,500/62,500     $15,313/$45,937
Peter W. Gilson            -                 -            170,250/23,750           -/-
Harry R. Thompson         8,250           $42,281          43,750/6,250            -/-
Michael J. Belleveau      1,250           $ 4,844          35,000/25,000       6,563/19,687
Jerald J. Rinder           -                 -             15,000/62,500       6,563/19,687

                            Compensation of Directors

     The Company compensates those of its directors who were not employees of the Company in the amount of $10,000 annually plus $1,000 for attendance at each meeting of the Board of Directors. The Chairmen of the Audit Committee and the Stock Option and Compensation Committee of the Board of Directors are each paid an additional annual fee of $10,000 in recognition of the additional responsibilities and time commitments associated with such positions.

     In addition, the Company has purchased split dollar life insurance policies in respect of each of Messrs. Louis Marx, Jr. and Stanley R. Rawn, Jr. See "Certain Transactions".


                                  Pension Plan

     Each employee of the Company at least twenty years of age becomes eligible to participate in the Company's Pension Trust (the "Pension Trust") after completing two Years of Credited Service (as defined in the Pension Trust). Monthly benefits at Normal Retirement Age, age sixty-five, are computed as follows: Average Monthly Compensation (as defined below) multiplied by 0.65% plus Average Monthly Compensation in excess of Social Security Covered Compensation (as defined below) multiplied by 0.65%, such sum multiplied by Years of Credited Service, not to exceed 35 years. Accrued benefits under the prior formula used by the Company's Pension Trust are grandfathered as of December 31, 1993 for Non-Highly Compensated Employees and as of December 31, 1988 for Highly Compensated Employees.

     "Average Monthly Compensation" is defined as one-twelfth of the highest five consecutive years of total compensation. Social Security Covered Compensation is defined as the average of the Taxable Wage Base over the 35-year period ending with the year of the Social Security Normal Retirement (ages 65 - 67, depending on year of birth).

     Participants will receive reduced benefits on a life annuity basis with continuation of benefits to their spouses after death unless an optional form of benefit is selected. Pre-retirement death benefit coverage is also provided. A participant is 100% vested in his accrued benefits, as defined in the Pension Trust, upon such accrual. The Years of Credited Service as of December 31, 1998 of each of the individuals named in the Cash Compensation table herein are as follows:

              J. Merrick Taggart................................     3 years
              Peter W. Gilson...................................     3 years
              Harry R. Thompson.................................     3 years
              Michael J. Belleveau..............................     7 years
              Jerald J. Rinder..................................     3 years

     The following table shows annual pension benefits under the Pension Trust assuming retirement at age sixty-five in 1998, payable as a life annuity, in various remuneration and years of employment classifications. Note that the maximum allowable compensation for years beginning in 1994 is $150,000, so remuneration in excess of that amount is not shown. Some grandfathering of benefits earned at higher compensation levels is provided.


                  Pension Benefits for 1998 Retirees at Age 65

                                Years of Service
--------------------------------------------------------------------------------
Remuneration        15          20          25         30           35
------------        --          --          --         --           --
$ 50,000        $  6,529    $  8,705     $10,881     $13,057     $15,233
  75,000          11,404      15,205      19,006      22,807      26,608
 100,000          16,279      21,705      27,131      32,557      37,983
 125,000          21,154      28,205      35,256      42,307      49,358
 150,000          26,029      34,705      43,381      52,057      60,733


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions regarding compensation of the Company's executives are generally made by the Stock Option and Compensation Committee (the "Compensation Committee") of the Company's Board of Directors. The Compensation Committee is comprised of Messrs. A. Clinton Allen, Keith R. Lively, John V. Tunney and John Spencer. Each member of the Compensation Committee is a non-employee director.

     Pursuant to rules adopted by the Securities and Exchange Commission ("SEC") designed to enhance disclosure of companies' policies regarding executive compensation, set forth below is a report submitted by the members of the Compensation Committee addressing the Company's compensation policies for 1998 as they affected the Company's executive officers generally and, in particular, as they affected J. Merrick Taggart, President and Chief Executive Officer of the Company.


               Compensation Policies Regarding Executive Officers
               --------------------------------------------------

     The Compensation Committee's executive compensation policies are intended to provide competitive levels of compensation in order to attract and retain qualified executives, to recognize individual contributions to the successful achievement of the Company's business objectives, and to align managements' and shareholders' interests in the enhancement of shareholder value over the long term. Compensation paid to the Company's executive officers for 1998 consisted of base annual salary, bonus and the granting of restricted stock and stock options. Through the grant to the Company's executive officers of options to purchase shares of the Company's Common Stock, the Compensation Committee has utilized the Company's 1993 Stock Option Plan (the "1993 Stock Option Plan") and the Company's 1994 Stock Option Plan (the "1994 Stock Option Plan"), and the Company's 1996 Stock Option Plan (the "1996 Stock Option Plan," and together with the 1993 Stock Option Plan and the 1994 Stock Option Plan, the "Option Plans") to provide long-term incentives to executive officers by enabling them to share in the future growth of the Company's business. The Company has also established a 401(k) Plan and a Pension Plan to assist it in retaining qualified executives.

     The Compensation Committee believes that the Company's executive officers should be compensated comparably with executive officers of other publicly held companies engaged in the business of importing, distributing, developing, selling and marketing consumer and professional products. The Compensation Committee also believes that the Company competes with such organizations for qualified executives and is therefore required to adopt competitive salary structures. In setting compensation, the Committee considers on an informal basis compensation paid by other corporations in businesses similar to the Company, as well as the individual contributions to the Company which each of the executives has made and could be expected to make in the future and such other factors as the compensation committee may deem relevant at the time of making such determinations.

     Base salaries for the Company's executive officers are determined by the Compensation Committee on an annual basis. In setting such base salaries, the Compensation Committee considered the factors set forth in the preceding paragraph. In the case of certain executives, the Committee considered and approved the purchase of split dollar life insurance as compensation to such executives in lieu of the cash compensation the Committee might otherwise have awarded to such executives.

     The Compensation Committee believes that stock-based performance compensation arrangements are beneficial in aligning managements' and shareholders' interests in the enhancement of shareholder value over the long-term. Thus, the Committee has utilized the Company's Stock Option Plans as an element in the Company's compensation packages for its executive officers. Options granted to executive officers pursuant to the Stock Option Plans have had exercise prices equal to the market price of the Company's Common Stock on the date the options were granted, typically vest over a three-year period, and, with limited exceptions, are exercisable only during an executive officer's tenure with the Company and for a specified period thereafter. Thus, amounts which may be realized by an executive officer upon exercise of options result directly from appreciation in the Company's stock price during the particular executive officer's tenure with the Company.

     The Company's 401(k) Plan is a broad-based employee benefit plan in which the executive officers are permitted to participate on the same terms as non-executive employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plan. The Company matches the contributions of participating employees, including executive officers, up to a certain level determined by the Board of Directors. Benefits under the 401(k) Plan are not tied to Company performance.

                  1998 Compensation of Chief Executive Officer

     The SEC regulations require the Compensation Committee to disclose the Committee's bases for compensation reported for Mr. Taggart in 1998 and to discuss the relationship between such compensation and the Company's performance during the last fiscal year.

     The Compensation Committee's decisions with respect to 1998 compensation paid to Mr. Taggart were based on the factors discussed above applicable to all of the Company's executive officers. The subjective factors considered in determining 1998 annual compensation for Mr. Taggart included his overall leadership of the Company, his continued role in reorganizing the structure of the Company, and the improved financial results in the fiscal year ending December 31, 1998.

SUBMITTED BY THE STOCK OPTION AND COMPENSATION  COMMITTEE OF THE COMPANY'S BOARD
                                 OF DIRECTORS:

A. Clinton Allen      Keith R. Lively       John Spencer       John V. Tunney

           Compensation Committee Interlocks and Insider Participation

     In 1998, the Compensation Committee was comprised of A. Clinton Allen, Keith R. Lively, John Spencer and John V. Tunney. None of these individuals is an officer or employee of the Company or any of its subsidiaries.

                                PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return over a five-year period of the Company's Common Stock to that of the Russell 2000, a broad market index, and the following companies; A.T. Cross Company, Bell Sports Corporation, Ellett Brothers, Inc., Fossil, Inc., Gargoyles, Inc., Johnson Worldwide Associates, Inc., Jostens, Inc., K2, Inc., Movado Group, Inc., Oakley, Inc., Rawlings Sporting Goods, Swank, Inc., Tag Heuer International, The Timberland Company and Variflex, Inc., which the Company believes constitute a reasonable peer group by virtue of the fact that the primary business of each is the marketing and distributing of consumer products.

                Comparison of Five-Year Cumulative Total Return*
                      Performance Results Through 12/31/98
Assumes $100 invested at the close of trading 12/93 in Swiss Army Brands, Inc., Russell 2000 Index and the Peer Group


                                     GRAPH


*Cumulative total return assumes reinvestment of dividends.



                              CERTAIN TRANSACTIONS

     Messrs. Louis Marx, Jr., Chairman of the Company's Management Committee, and a Director of the Company, and Stanley R. Rawn Jr., Senior Managing Director and a Director of the Company, devoted considerable time and attention to the affairs of the Company during 1998. During 1998 Messrs. Marx and Rawn were principally compensated through split dollar insurance on their lives, a method which allows the Company to recover, without interest, all premiums paid on the death of the insured and which has substantially lower earnings impact over the years than would similar amounts paid as cash compensation. Specifically, the Company has purchased split dollar life insurance payable on the death of Mr. Marx, some of which is payable on the later to die of Mr. Marx and his wife, and split dollar life insurance payable on the death of Mr. Rawn. Under these arrangements the Company will pay approximately $3,200,000 over the course of the next 15 years as premiums under the policies for Mr. Marx and approximately $2,400,000 over the course of the next 11 years under the policy for Mr. Rawn (in each case including any amounts paid in the first fiscal quarter of 1999), and will be reimbursed, without interest, for all of the premiums that it has paid upon the death of the respective insured.

     The actual premiums to be paid may be higher than estimated depending upon the performance of the insurance company's investments and other factors. Pursuant to the terms of life insurance agreements entered into with each of Messrs. Marx and Rawn, the Company shall continue to be obligated to pay these premiums during the insured's employment with the Company and in the event of the termination of such employment for any reason, unless the insured willfully and materially breaches the terms of a consulting agreement between him and the Company and such breach continues for 30 days after written notice. Under the terms of such consulting agreements, each of Messrs. Marx and Rawn is to be engaged as a consultant immediately following the termination of his employment with the Company and, in such event, shall receive such compensation as shall be fair under the circumstances. Mr. Marx has been so engaged as a consultant to the Company since February 15, 1995, the date on which he ceased to serve as Chairman of the Company's Executive Committee. The consulting agreements may be terminated by the Company upon thirty days notice. In 1998, the Company paid an aggregate of $567,139 in premiums on the policies pertaining to Mr. Marx and $315,150 in premiums on the policy pertaining to Mr. Rawn. There will be an insignificant earnings impact in 1999 of the policies on Messrs. Marx's and Rawn's lives, and an increasingly positive impact on earnings in the later years.

     In July 1994, the Company entered into a Services Agreement with Brae Group, Inc. ("Brae") which beneficially owns 37.6% of the outstanding Common Stock and in which Louis Marx, Jr., a Director of the Company, has a controlling interest, and in which Victorinox Cutlery Company ("Victorinox"), a key supplier and beneficial owner of approximately 27.4% of the outstanding Common Stock, has a non-controlling stock interest. Under the Services Agreement, Brae is to provide various services to the Company for a period of four years relating to maintaining, enhancing and expanding the Company's relationship with Victorinox. In exchange for these services, Brae received an option to purchase 500,000 shares of the Company's Common Stock at the then current market price of $10.75 per share. The option is fully vested and can be exercised for ten years from the date of the Services Agreement.

     In 1998, the Company paid $234,000 for legal services rendered by the law firm of Zimet, Haines, Friedman & Kaplan, of which Mr. Herbert M. Friedman, Vice President-General Counsel and Director of the Company, was a partner until April 30, 1998.

     On May 1, 1998, the Company entered into an agreement with Brae Capital Corporation ("Brae Capital"), an affiliate of Brae, whereby Brae Capital would supply the Company with legal services. The fees for these services are expected to be approximately $12,500 per month. The fees incurred for 1998 were approximately $103,000. This agreement can be terminated by either party upon thirty days written notice.

     Victorinox Cutlery Company owns approximately 27.4% of the outstanding Common Stock and is the supplier to the Company of Swiss Army Knives, SwissCards, SwissTools, the majority of its professional cutlery products and certain Victorinox watches. During the year ended December 31, 1998, the Company purchased Victorinox products in aggregate amount of approximately $31,400,000.

              Swiss Army Brands, Inc. Charitable Insurance Program

     The Company recognizes its responsibility to the communities in which its products are sold and the importance of charitable organizations to the country at large. The Company is also aware of the benefits to commercial good will resulting from the proper discharge of its responsibilities. In order to further these objectives, the Company instituted its Charitable Insurance Program. This program allows the Company to provide the maximum assistance to numerous charities by utilizing tax provisions intended to encourage such activities, and to eventually recover, without interest, all amounts expended.

     Under the Company's Charitable Insurance Program (the "Program"), adopted by the Company's Board of Directors in 1993, the Company will utilize insurance on the lives of each of its directors and other designated persons (the "Insured Directors") to fulfill charitable pledges to the Victorinox-Swiss Army Knife Foundation (the "Foundation") and to charities recommended by the Insured Directors. The Company previously purchased life insurance on one of the Company's then Co-Chairmen and designated the Foundation as a beneficiary of a portion of the proceeds, subject to the Company's right to revoke such designation.

     The Program enables the Company to make a meaningful commitment to the Victorinox-Swiss Army Knife Foundation, as well as a broad range of charities benefiting our communities. The Company anticipates that it will be able to make substantial contributions in the future to these charities at a minimal cost to the Company.

     The Victorinox-Swiss Army Knife Foundation is a tax-exempt private foundation, funded primarily by contributions from the Company and Victorinox. It was organized in December, 1992 for general charitable purposes, including the improvement of the welfare of underprivileged children (and others) through the encouragement of organized athletic activities, including those sports in which an underprivileged child would not ordinarily participate. Louis Marx, Jr., a director of the Company, is President and a director of the Foundation. Stanley R. Rawn, Jr., Senior Managing Director and a director of the Company, and Herbert M. Friedman and John Spencer, directors of the Company, are directors of the Foundation.

     The Company is the owner and beneficiary of the policies, with the right to borrow against them, and will receive the proceeds upon the death of each Insured. The proceeds will not be legally segregated from the Company's general funds and will remain subject to claims of the Company's creditors. Upon the death of an Insured Director, the Company will retain a share of the insurance proceeds equal to the cumulative premiums paid by the Company for the policy on that Insured Director's life. One half of the remaining amount will be used to fulfill a pledge to the Foundation and the other half will be used to fulfill pledges to tax-exempt charities recommended by Insured Directors and approved by the Board.

     Generally, the Company will be bound to continue to pay all premiums on the policy for the life of the Insured or, in the case of Mr. Marx, as long as he is an officer or Board member or agrees to serve as a consultant to the Company.

     Generally, there will be an insignificant impact on earnings in 1999, and an increasingly positive impact on earnings after 1999 as the cash surrender value of the insurance increases. If a director were to leave the Company prior to the time when the cash surrender value of the policy exceeds the aggregate premiums, and the Company received no further substantial benefit from his or her services, the obligation to pay future premiums would result in a charge to earnings at the time he or she left. The charge to earnings for 1998 with respect to directors who left the Company in 1998 was insignificant.

     The Company would not be entitled to a tax deduction, nor would the Company realize income for regular income tax purposes, at the time the policy is obtained nor as premiums are paid. Upon the death of the director (when the policy matures and the insurance proceeds are paid) the Company would not realize income for "regular" income tax purposes, but the Company might be subject to alternative minimum tax ("AMT") on a portion of the receipts from the policy. Upon the making of the cash contribution following the death of the insured director, the Company would be entitled to a deduction. Since the Company is entitled to claim as charitable deductions only 10% of its taxable income in any year, the extent of the utilization of this deduction would depend upon income. These deductions may be carried forward for a period of five years.

                                    AUDITORS

     The Board of Directors has selected Arthur Andersen LLP as independent public accountants to audit the books and records of the Company at the close of the fiscal year ending December 31, 1999. A representative of Arthur Andersen LLP, is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if he or she desires to do so, and to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders, to be held in 2000, must be received by the Company at One Research Drive, Shelton, Connecticut 06484 by December 16, 1999 to be included in the proxy statement and form of proxy relating to that meeting.

                                OTHER INFORMATION

     The solicitation of Proxies in the accompanying form will be made at the Company's expense, primarily by mail and through brokerage and banking firms holding shares in their own names for customers.


     A COPY OF FORM 10-K FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER OF THE COMPANY ON WRITTEN REQUEST TO THE OFFICE OF THE SECRETARY, SWISS ARMY BRANDS, INC., P.O. BOX 874, SHELTON, CONNECTICUT 06484-0874.

     The Board of Directors is aware of no other matters that are to be presented to stockholders for formal action at the meeting. If, however, any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxies in accordance with their judgment on such matters.



                                             By Order of the Board of Directors.


                                             THOMAS M. LUPINSKI, as Secretary






Dated:             Shelton, Connecticut
                   April 10, 1999























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